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                                                                   EXHIBIT 10.11

                              ANDOVER BANCORP, INC.

                            1995 STOCK INCENTIVE PLAN

1.       PURPOSE

         The name of the plan is the Andover Bancorp, Inc. 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the directors, officers, employees and other key persons of Andover Bancorp, Inc. (the "Corporation") or its Subsidiaries (as hereinafter defined), upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business, to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation's welfare will assure a closer identification of their interests with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation. The Corporation intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Non-qualified Options" and together with the Incentive Options, the "Options"), stock appreciation rights and, in certain cases, awards of shares of the Corporation's Common Stock, par value $.10 per share (the "Common Stock") under the Plan. The term "Optionees" as used herein means the persons to whom options are granted pursuant to the terms of the Plan. The term "Subsidiaries" includes Andover Bank (the "Bank") and any other banking institution, corporation or entity in which stock or other securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities is owned directly or indirectly by the Corporation.

2.       OPTIONS TO BE GRANTED AND ADMINISTRATION

         (a) Options granted under the Plan may be either Incentive Options or Non-qualified Options.

         (b) The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Corporation appointed by the Board of Directors of the Corporation. It is the intention of the Corporation that each member of the Committee shall be a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3 or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Action by the Committee shall require the affirmative vote of a majority of all its members.

         (c) Subject to the terms and conditions of the Plan, the Committee shall have the power:

                  (i) To determine from time to time the options or stock appreciation rights to be granted to eligible persons (except non-employee directors) under the Plan and to prescribe the terms and provisions (which need not be identical) of each option or stock appreciation rights granted under the Plan to such persons;

                  (ii) To construe and interpret the Plan and options and stock appreciation rights granted thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corporation and Optionees; and


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                  (iii)    Generally, to exercise such powers and to perform
         such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

3.       STOCK

         (a) The stock subject to the options granted under the Plan and available for award pursuant to the terms hereof may be shares of the Corporation's authorized but unissued Common Stock, or shares of Common Stock reacquired by the Corporation. Options may be granted and awards of shares of Common Stock may be made under the Plan for up to such aggregate number of shares of Common Stock as shall equal four and nine-tenths percent (4.9%) of the greater of (i) the total number of shares of Common Stock outstanding as of the date of adoption of the Plan or (ii) the total number of shares of Common Stock outstanding as of December 31, 1995; provided, however, that the maximum number of shares of Common Stock for which Incentive Options may be granted under the Plan shall not exceed 225,000 shares of Common Stock (which number is subject to adjustment as provided in Section 10 hereof).

         (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan, except for options surrendered as provided in Section 8 hereof.

         (c) No more than 75,000 options or stock appreciation rights may be granted to any one individual participant during one calendar year.

4.       DIRECTORS' FORMULA OPTION GRANTS

         Options shall be granted under this Section 4 only to members of the Board of Directors of the Corporation and the Bank who are not officers or full-time employees of the Corporation or any of its Subsidiaries (each, an "Eligible Director").

         (a) Awards. An option under which a total of 500 shares of Common Stock may be acquired shall be granted, commencing with the 1995 Annual Meeting of Stockholders, on the Friday following the annual meeting of the stockholders of the Corporation to each Eligible Director who is an incumbent member of the Board on that date. In the event the aggregate number of shares of Common Stock authorized to be awarded under this Section 4 is insufficient to make such awards in full, each Eligible Director shall be awarded options to acquire a pro-rated portion of the available shares.

         (b) Limitations on Awards. Notwithstanding the foregoing provisions of this Section 4, no Eligible Director shall be eligible to receive any option under this Section 4, if at the date of grant of such option such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Corporation. No Eligible Director shall receive any option or other award under this Plan except as provided under this Section 4.

         (c) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option granted under this Section 4 shall expire on the tenth anniversary of the date on which the option was granted, or, if earlier, on the date the Optionee ceases to be a director of the Corporation for any reason other than death, permanent disability or resignation.

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         (d)      Exercise.

                  (i) Each option shall be exercisable, in whole or in part, and in one or more installments, at any time after six months from the date the option is granted, but not later than the date the option expires.

                  (ii) In the event of death, permanent disability, or resignation, the option may be exercised by the Optionee (or, if he is not living, by his heirs, legatees or legal representatives) during its specified term within one year of the date of death, disability or resignation.

                  (iii) In the event of a Change in Control of the Corporation (as defined in Section 7(d) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable.

         (e) Limitations on Amendment. The provisions of this Section 4 shall not be amended more than once in any six-month period, other than to comport with changes in the Code.

5.       ELIGIBILITY FOR DISCRETIONARY OPTION GRANTS

         (a) Incentive Options may be granted only to officers and other full-time employees of the Corporation or its Subsidiaries, including members of the Board of Directors who are also employees of the Corporation or its Subsidiaries. Non-qualified Options may be granted to officers and other full-time employees of the Corporation, consultants or other key persons of the Corporation or its Subsidiaries other than Eligible Directors.

         (b)      No person shall be eligible to receive any option under this
Section 5 of the Plan, if at the date of grant such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Corporation.

         (c) No person shall be eligible to receive Incentive Options to the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individual (under all such plans of the individual's employer corporation and its parent and subsidiary corporations under Section 424 of the Code) during any calendar year shall exceed $100,000. Any option granted in excess of the foregoing limitations shall be designated as being a Non-qualified Option.

6.       TERMS OF THE DISCRETIONARY OPTION AGREEMENTS

         Each option granted pursuant to Section 5 shall be the subject of an option agreement containing such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         (a) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

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         (b)      Vesting, Exercise and Termination of Employment.

                  (i) Each option shall become vested and exercisable in such installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Each option and stock appreciation right shall provide that it may not be exercised, except as provided in Sections 6(b)(ii), 10(b) and 11, in whole or in part, until at least six months following the date of grant.

                  (ii) In the event of a Change in Control of the Corporation (as defined in Section 7(d) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable in full, notwithstanding any vesting or other provisions of the option agreement.

                  (iii) The Committee may in its discretion specify, at the time an option is granted under the Plan or otherwise, a period or periods within which such option may be exercised following retirement of the Optionee or termination of the Optionee's employment with the Corporation or its Subsidiaries for any reason.

7.       RULES GOVERNING OPTIONS

         (a) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

         (b) Purchase Price. The purchase price per share of Common Stock under each option shall be the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock on such date shall be determined in good faith by the Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices for the Common Stock on NASDAQ reported for such date, or (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or market for such date or, if no sales were reported, for the last date preceding such date for which a sale was reported.

         (c) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Corporation shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         (d) Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Corporation would be required to report in response to Item 1 of Form 8-K promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial

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owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Corporation, and in the case of either (i) or (ii) above, the Board of Directors of the Corporation has not consented to such event by a two-thirds vote of all of the members of the Board of Directors then in office adopted prior to such event. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, persons who were directors of the Corporation before such transaction cease to constitute a majority of the Board of Directors of the Corporation or of any successor institution.

         (e) Transfer. No options or stock appreciation rights shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Options and stock appreciation rights may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative.

         (f) Subject to compliance with the Plan and the option agreement, any option granted under the Plan may be exercised by the Optionee by delivering to the Corporation on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

         (g) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash, check or other instrument acceptable to the Corporation equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement, in shares of Common Stock of the Corporation having a fair market value on the date of exercise, determined as provided in Section 7(b) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. In addition, payment for the shares of Common Stock may be made, if permitted by the Corporation, by the Optionee delivering the Notice to the Corporation together with irrevocable instructions to a broker to promptly deliver to the Corporation the Total Option Price in cash or by check or other instrument acceptable to the Corporation; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Corporation shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

         The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon receipt by the Corporation of the Total Option Price for such shares and the fulfillment of any other applicable requirements (including payment of any amount required to be withheld by the Corporation pursuant to any applicable law).

8.       STOCK APPRECIATION RIGHTS

         (a) The Committee may, but shall not be obligated to, include stock appreciation rights in tandem with any option granted under the Plan, on such terms and conditions as it deems appropriate in each case. Such stock appreciation rights shall permit the Optionee, at his or her election, to surrender to the Corporation the right to exercise such option (or portion thereof) in consideration for the payment by the Corporation of an amount equal to the excess of the fair market value on the date of surrender, determined as provided in Section 7(b) hereof, of the shares of Common Stock subject to such option (or portion thereof) surrendered over the option exercise price of such shares. Such payment may be made, at the

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discretion of the Committee, in shares of Common Stock valued at the fair market value thereof on the date of such surrender, determined as provided in Section 7(b) hereof, or in cash, or any combination thereof.

         (b) Any election by an Optionee who is subject to Section 16(b) of the 1934 Act to exercise stock appreciation rights included in any option agreement shall be made only during the period beginning on the third business day following the date of release for publication of quarterly or annual financial information and ending on the twelfth business day following such date, shall be irrevocable, and shall be subject to the consent or disapproval of the Committee. No stock appreciation right may be exercised within (i) one year from the date of the Conversion, or (ii) six months from the date of grant thereof, except as provided in Sections 6(b)(ii), 10(b) and 11 hereof.

         (c) Any option surrendered as provided in this Section 8 shall be cancelled by the Corporation and shall not be subject to further grant.

9.       DIRECTORS' STOCK AWARDS

         An Eligible Director may, pursuant to an irrevocable written election at least six months before directors' fees would otherwise be paid, receive all or a portion of such fees (including annual, per meeting and committee fees or retainers) in shares of Common Stock, valued at fair market value (as determined by the Committee in accordance with Section 7(b)) on the date the directors' fees would otherwise be paid.

10.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         (a) If the shares of the Corporation's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

         (b) The Committee shall have the discretion and power in the case of any event specified in Section 10(a) to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified herein.

         (c) Adjustments under this Section 10 shall be determined by the Committee and such determination shall be conclusive.

11.      EFFECT OF CERTAIN TRANSACTIONS

         In the case of (i) the dissolution or liquidation of the Corporation,
(ii) a reorganization, merger or consolidation in which the Corporation is acquired by another entity (other than a holding company formed by the Corporation) or in which the Corporation is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Corporation to another entity, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options

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theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 10. In the event of such termination, all outstanding options under the Plan shall be exercisable in full for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period.

12.      TAX WITHHOLDING

         (a) Payment by Participant. Each participant shall, no later than the date as of which the value of any award or grant hereunder or of any shares issued upon the exercise of any option or stock appreciation right granted hereunder, first becomes includable in the gross income of the participant for federal income tax purposes (the "Tax Date"), pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

         (b) Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares to be issued to the participant a number of shares with an aggregate fair market value (determined by the Committee in accordance with Section 7(b) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares owned by the participant with an aggregate fair market value (determined by the Committee in accordance with Section 7(b) as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any Optionee who is subject to Section 16(b) of the 1934 Act, the following additional restrictions shall apply:

                  (1) the election to satisfy tax withholding obligations in the manner permitted by this Section 12(b) shall be made either (A) during the period beginning on the third business day following the date of release for publication of quarterly or annual financial information and ending on the twelfth business day following such date, or (B) at least six months prior to the Tax Date;

                  (2)      such election shall be irrevocable;

                  (3) such election shall be subject to the consent or disapproval of the Committee; and

                  (4) the stock withheld to satisfy tax withholding must pertain to an option or stock appreciation right which has been held by the Optionee for at least six months from the date of grant.

13.      AMENDMENT OF THE PLAN

         The Board of Directors of the Corporation may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitation that, except as provided in Sections 10 and 11 hereof, no amendment shall be effective unless approved by the stockholders of the Corporation in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

         (a) increase the number of shares of Common Stock as to which options may be granted or shares may be awarded under the Plan;

         (b) change in substance Section 4 and 5 hereof relating to eligibility to participate in the Plan;


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         (c)      otherwise materially increase the benefits accruing to
participants under the Plan.

         Except as provided in Sections 10 and 11 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

14.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board of Directors of the Corporation nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors of the Corporation to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Plan or the granting of options or awarding of shares thereunder shall not be deemed to confer upon any employee of the Corporation or its Subsidiaries any right to continued employment.

15.      GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

         (a) The obligation (if any) of the Corporation to sell and deliver shares of Common Stock with respect to options granted under the Plan and to award shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals from governmental agencies as may be deemed necessary or appropriate by the Committee.

         (b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

16.      EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

         The Plan shall become effective on February 16, 1995; provided, however, that the Plan shall be subject to the approval of the Corporation's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No shares of Common Stock may be awarded in lieu of directors' fees prior to such stockholder approval. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

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